                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 1997
                                                  ---------------


                          THE SHERWIN-WILLIAMS COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Ohio                   1-4851                    34-0526850
-------------------        ----------------    ---------------------------------
   (State or other         (Commission File    (IRS Employer Identification No.)
   jurisdiction of              Number)
   incorporation)


                101 Prospect Avenue, N.W., Cleveland, Ohio 44115
                ------------------------------------------------
               (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code:  (216) 566-2000
                                                     --------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2:      Acquisition or Disposition of Assets.
             -------------------------------------

        On January 7, 1997, The Sherwin-Williams Company ("Sherwin-Williams"), an Ohio corporation, through a wholly-owned subsidiary, completed its acquisition of all of the outstanding shares ("Shares") of capital stock of Thompson Minwax Holding Corp., a Delaware corporation ("Thompson Minwax"), pursuant to the Stock Purchase Agreement ("Stock Purchase Agreement"), dated November 22, 1996, among Sherwin-Williams, Silver Acquisition Corp., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - V, L.P., MTF Partners, L.P. and certain individual shareholders of Thompson Minwax who are signatories thereto. The Stock Purchase Agreement is incorporated by reference into this Current Report as Exhibit 2 to which reference is made for the complete terms and conditions thereof.

        The total amount of funds required to purchase the Shares and pay off certain indebtedness of Thompson Minwax was $830 million, which amount is subject to a purchase price adjustment based upon the closing date balance sheet of Thompson Minwax. The amount of the purchase price was determined through an arms'-length negotiation between Sherwin-Williams and Forstmann Little. Sherwin-Williams obtained the funds from the proceeds of borrowings of different maturities and interest rates under Sherwin-Williams' commercial paper program, which is supported by (a) a Five Year Revolving Credit Agreement, dated January 3, 1997, between Sherwin-Williams, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the financial institutions which are signatories thereto and (b) a 364-Day Revolving Credit Agreement, dated January 3, 1997, between Sherwin-Williams, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the financial institutions which are signatories thereto. Sherwin-Williams is currently evaluating various financial structures to replace portions of such commercial paper. The foregoing Credit Agreements are incorporated by reference into this Current Report as Exhibits 99.1 and 99.2 to which reference is made for the complete terms and conditions thereof.

        Included among the assets acquired by Sherwin-Williams (indirectly through the acquisition of the Shares) and used in the manufacture and sale of coatings and related products are: (1) certain plants, offices and other real property; (2) machinery and equipment; (3) finished goods, raw materials, work in process and other inventory; (4) certain trademarks, patents and other intellectual property; (5) accounts receivable and contract rights; and (6) other assets. Sherwin-Williams currently intends to use such assets in substantially the same manner as they were used by Thompson Minwax prior to the transaction. Generally, assets related to the Minwax(R), Red Devil(R), Formby's(R), and Tri-Flow(R) product lines will become a part of Sherwin-Williams' Diversified Brands Division and assets related to the Thompson's(R) and Ronseal(R) brands will become a part of Sherwin-Williams' Consumer Brands Division. The Olive Branch, Mississippi plant will become a part of Sherwin-Williams' Coatings Division.

Item 7:      Financial Statements, Pro Forma Financial Information and Exhibits.
             -------------------------------------------------------------------

        (a)  Financial Statements and Pro Forma Financial Information:

             The following financial statements and pro forma financial information are filed as a part of this report:

             (1) Unaudited Consolidated Balance Sheet of Thompson Minwax as of September 30, 1996 and Unaudited Consolidated Income Statement and Consolidated Cash Flow Statement of Thompson Minwax for the nine months ended September 30, 1996.

             (2) Audited Consolidated Balance Sheet of Thompson Minwax as of December 31, 1995 (As Restated) and Audited Consolidated Statement of Operations and Accumulated Deficit and Consolidated Statement of Cash Flows of Thompson Minwax for the fiscal year ended December 31, 1995 (As Restated).

             (3) Unaudited Pro Forma Combined Condensed Balance Sheet which combines the Unaudited Consolidated Balance Sheet of Thompson Minwax with the Unaudited Consolidated Balance Sheet of Sherwin-Williams as of September 30, 1996, along with a description of the pro forma adjustments.*

             (4) Unaudited Pro Forma Combined Condensed Statements of Income which combine the consolidated results of Thompson Minwax with the consolidated results of Sherwin-Williams for the year ended December 31, 1995 and for the nine months ended September 30, 1996, along with a description of the related pro forma adjustments.*

        *    The pro forma financial information appears on pages 23 - 26.

        (b)  Exhibits

        2 Stock Purchase Agreement, dated November 22, 1996, among Sherwin-Williams, Silver Acquisition Corp., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - V, L.P., MTF Partners, L.P. and certain individual shareholders who are signatories thereto. (Schedules and Exhibits to the Stock Purchase Agreement have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Sherwin-Williams agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.) (filed herewith).

        23 Consent of Deloitte & Touche LLP as independent auditors dated January 20, 1997 (filed herewith).

        99.1 Five Year Revolving Credit Agreement, dated January 3, 1997, between Sherwin-Williams, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the financial institutions which are signatories thereto (filed herewith).

        99.2 364-Day Revolving Credit Agreement, dated January 3, 1997, between Sherwin-Williams, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the financial institutions which are signatories thereto (filed herewith).

                 THOMPSON MINWAX HOLDINGS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                               ------------------
                                   (IN 000'S)





                                                                    9/30/96
                                                                   ---------

ASSETS
------
CASH                                                               $  14,675
ACCOUNTS RECEIVABLE                                                   39,999
INVENTORY                                                             31,251
PREPAID EXPENSE                                                        4,956
                                                                   ---------
                 TOTAL CURRENT ASSETS                                 90,881

FIXED ASSETS, NET OF DEPRECIATION                                     45,814
INTANGIBLE ASSETS                                                    620,129
OTHER ASSETS                                                          10,854
                                                                   ---------
                 TOTAL ASSETS                                      $ 767,678
                                                                   =========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

LIABILITIES
-----------

CURRENT PORTION OF LONG TERM DEBT                                  $       0
ACCOUNTS PAYABLE                                                      15,499
ACCRUED EXPENSES                                                      34,800
                                                                   ---------
                 TOTAL CURRENT LIABILITIES                            50,299

LONG TERM DEBT:
SUBORDINATED NOTES                                                   440,000
BANK DEBT                                                             92,000
                                                                   ---------
                 TOTAL LONG TERM DEBT                                532,000

OTHER NON-CURRENT LIABILITIES                                         26,218

                                                                   ---------
                 TOTAL LIABILITIES                                   608,517

STOCKHOLDERS' EQUITY
--------------------

COMMON STOCK                                                               2
ADDITIONAL PAID IN CAPITAL                                           176,692
ACCUMULATED DEFICIT, BEGINNING OF PERIOD                             (20,903)
ACCUMULATED DEFICIT, CURRENT PERIOD                                    3,370
                                                                   ---------
                 TOTAL STOCKHOLDERS' EQUITY                          159,161

                                                                   ---------
                 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          $ 767,678
                                                                   =========


                 THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   (IN 000'S)




                                                                 NINE MONTHS
                                                                     ENDED
                                                                    9/30/96
                                                                   --------

NET SALES                                                          $288,370

COST OF GOODS                                                       102,584

GROSS PROFIT                                                        185,786
 % OF SALES                                                            64.4%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        131,571

                                                                   --------
EARNINGS FROM OPERATIONS                                           $ 54,215
 % OF SALES                                                            18.8%

DEPRECIATION                                                          5,172

                                                                   --------
EBITDA                                                               59,387
 % OF SALES                                                            20.6%

FOREIGN EXCHANGE (GAIN) LOSS                                            (84)
DEPRECIATION                                                          5,172
AMORTIZATION OF INTANGIBLE ASSETS                                    12,306
INTEREST EXPENSE, NET                                                37,929
OTHER NON-OPERATING EXPENSE, NET                                        191

                                                                   --------
EARNINGS BEFORE TAXES                                                 3,873

INCOME TAXES                                                            503

                                                                   --------
EARNINGS AFTER TAX                                                 $  3,370
 % OF SALES                                                             1.2%
                                                                   ========


                THOMPSON MINWAX HOLDINGS CORP. AND SUBSIDIARIES
                        CONSOLIDATED CASH FLOW STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                  --------------------------------------------

                                   (IN 000'S)

                                                                   NINE MONTHS
                                                                      ENDED
                                                                     9/30/96
                                                                     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
     EARNINGS AFTER TAX                                              $ 3,370
     AMORTIZATION & DEPRECIATION                                      17,478
     INCREASE IN WORKING CAPITIAL                                     (5,572)
     OTHER, NET                                                        2,686
     MANAGEMENT EQUITY PARTICIPATION                                     152
                                                                     -------
     NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES              18,114
                                                                     -------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
                                                                     -------
     PURCHASES OF PROPERTY, PLANT AND EQUIPMENT                       (3,723)
                                                                     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------

     PROCEEDS (REPAYMENT) OF REVOLVING CREDIT FACILITY               -------
               AND/OR REPAYMENT OF TERM LOAN                          (6,000)
                                                                     -------

NET CASH GENERATION                                                    8,391

CASH AS OF BEGINING OF YEAR                                            6,284

                                                                     -------
CASH AS OF SEPTEMBER 30                                              $14,675
                                                                     =======

  DELOITTE &
    TOUCHE LLP
--------------
[Company Logo]
                                THOMPSON MINWAX
                                HOLDING CORP.
                                AND SUBSIDIARIES

                                CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                                YEAR ENDED DECEMBER 31, 1995 (AS RESTATED) AND INDEPENDENT AUDITORS' REPORT














----------------
DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
----------------

[DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' REPORT


To the Boards of Directors of
Thompson Minwax Holding Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Thompson Minwax Holding Corp. and Subsidiaries as of December 31, 1995, and the related consolidated statements of operations and accumulated deficit and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 12, the accompanying consolidated financial statements have been restated.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 26, 1996
(Except for Notes 11 and 12, as to which the dates are November 22, 1996 and January 3, 1997, respectively)

-----------------
DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
-----------------

THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995 (AS RESTATED - SEE NOTE 12)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                           $   6,284
  Accounts receivable, net of allowance for doubtful accounts of $91                     43,033
  Inventories (Note 3)                                                                   25,930
  Prepaid expenses and other current assets                                               5,297
                                                                                      ---------

          Total current assets                                                           80,544

PROPERTY, PLANT AND EQUIPMENT - Net (Note 4)                                             47,273

TRADEMARKS AND PATENTS - Net of accumulated amortization of $5,786                      205,117

GOODWILL - Net of accumulated amortization of $12,248                                   427,308

OTHER NONCURRENT ASSETS                                                                  11,646
                                                                                      ---------

TOTAL ASSETS                                                                          $ 771,888
                                                                                      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                    $  22,193
  Current portion of long-term debt  (Note 6)                                             2,000
  Accrued advertising and promotions                                                     15,593
  Accrued interest payable                                                                3,593
  Accrued expenses and other current liabilities                                         12,721
                                                                                      ---------

          Total current liabilities                                                      56,100

LONG-TERM DEBT (Note 6)                                                                 536,000

OTHER NONCURRENT LIABILITIES (Note 8)                                                    24,324
                                                                                      ---------

          Total liabilities                                                             616,424
                                                                                      ---------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 9)

STOCKHOLDERS' EQUITY (Notes 6 and 10):
  Preferred stock - par value $0.01 per share;
    10,000 shares authorized; none issued                                                  -
  Common stock
    Class A - par value $0.01 per share; 180,000 shares
      authorized; 165,000 shares issued and outstanding                                       2
    Class B - par value $0.01 per share; 15,000 shares
      authorized; 14,626 shares issued and outstanding                                     -
  Additional paid-in capital                                                            176,540
  Accumulated deficit                                                                   (20,903)
  Cumulative foreign currency translation adjustment                                       (175)
                                                                                      ---------
          Total stockholders' equity                                                    155,464
                                                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $ 771,888
                                                                                      =========

See notes to consolidated financial statements.

THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
YEAR ENDED DECEMBER 31, 1995 (AS RESTATED - SEE NOTE 12)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

NET SALES                                                         $ 367,710

COST OF GOODS SOLD                                                  137,934
                                                                  ---------

          Gross profit                                              229,776

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        170,212
                                                                  ---------

EARNINGS FROM OPERATIONS                                             59,564

INTEREST EXPENSE - Net                                              (52,156)

AMORTIZATION OF INTANGIBLE ASSETS                                   (17,310)

OTHER INCOME - Net                                                      346
                                                                  ---------

LOSS BEFORE INCOME TAXES                                             (9,556)

INCOME TAXES (Note 7)                                                   298
                                                                  ---------

NET LOSS                                                             (9,854)

ACCUMULATED DEFICIT, BEGINNING OF YEAR                              (11,049)
                                                                  ---------

ACCUMULATED DEFICIT, END OF YEAR                                  $ (20,903)
                                                                  =========

See notes to consolidated financial statements.

THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES


CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995 (AS RESTATED - SEE NOTE 12)
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $ (9,854)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                                 23,419
    Net loss on the disposal of property, plant and equipment                         33
    Provisions for losses on inventory and accounts receivable                     1,089
    Increase in accounts receivable                                              (11,833)
    Increase in inventories                                                       (1,111)
    Increase in prepaid expenses and other current assets                         (2,457)
    Increase in other noncurrent assets                                           (4,278)
    Increase in accounts payable                                                   9,879
    Decrease in accrued expenses and other current and noncurrent liabilities    (13,232)
                                                                                --------

          Net cash used in operating activities                                   (8,345)
                                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                                      (8,897)
  Proceeds from sale and disposal of property, plant and equipment                   426
  Proceeds from purchase price reduction                                          17,500
                                                                                --------

          Net cash provided by investing activities                                9,029
                                                                                --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                           4,875
  Repayment of long-term debt                                                     (2,000)
  Net repayment of revolving credit loan                                          (1,000)
                                                                                --------

          Net cash provided by financing activities                                1,875
                                                                                --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS                                                               (78)
                                                                                --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                            2,481

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                       3,803
                                                                                --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                          $  6,284
                                                                                ========

See notes to consolidated financial statements.

THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995 (AS RESTATED - SEE NOTE 12)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION

      On November 30, 1994, The Thompson Minwax Company ("TMC"), an indirect wholly-owned subsidiary of Thompson Minwax Holding Corp. ("TMHC"), acquired certain assets and assumed certain liabilities of the Do-It-Yourself Business (the "Acquisition") of L&F Products Inc., a wholly-owned subsidiary of Eastman Kodak Company. The original aggregate purchase price was $712,821 including acquisition and financing fees paid of $12,821. The Acquisition was funded by the issuance to an investor group led by Forstmann Little & Co. ("FL & Co.") of $171,666 of common stock and $440,000 of subordinated debentures. The balance of the Acquisition funding was borrowed from a consortium of banks. In connection with the Acquisition, TMC paid $7,000 in fees to FL & Co.

      The Acquisition was accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed were originally recorded based upon management's judgment as to their fair values using preliminary appraisals and other available information.

      During 1995, the Company and Eastman Kodak Company finalized a $17,500 downward adjustment to the original purchase price due to the final determination of the net assets acquired, and the Company completed its final estimates of the fair value of assets acquired and liabilities assumed. These adjustments had the net effect of reducing the value initially allocated to goodwill by $17,787, to an amount of $439,556. The net decrease in goodwill was principally due to the reduction in the purchase price, as well as the finalization by management of estimates of certain preacquisition loss contingencies and refinements to both independent appraisals of the value initially assigned to property, plant and equipment, as well as to actuarial valuations of pension and other postretirement obligations.

      TMC manufactures wood stains and clear finishes, surface protectants, enamels and refinishing products. The Company predominately operates in the United States, United Kingdom, Ireland and Canada.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of TMHC and its wholly-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated.

      CASH EQUIVALENTS - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents, which consist primarily of overnight repurchase agreements convertible to a known amount of cash and which carry an insignificant risk of change in value, are stated at an amount which approximates market value.

      INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is valued at cost less accumulated depreciation and amortization. Depreciation is computed primarily on the straight-line basis over the estimated remaining useful lives of the related assets.

           TYPE                                      USEFUL LIVES

    Buildings and improvements                           5-45
    Machinery and equipment                              3-11



      Leasehold improvements are amortized over the shorter of their estimated remaining useful lives or the terms of the related leases. The cost of repairs, maintenance and replacements which do not significantly improve or extend the life of the respective assets is charged to expense as incurred.

      INTANGIBLE ASSETS AND FINANCING COSTS - Goodwill represents the excess of the purchase price, including certain fees and expenses, over the fair value of the net assets of the Company at the acquisition date, and is amortized on a straight-line basis over 40 years. Trademarks, patents, and deferred financing costs, are stated at cost and are amortized on a straight-line basis over their economic lives which range from 8 to 40 years. Accumulated amortization relating to deferred financing costs was $1,039 at December 31, 1995.

      The Company assesses whether its goodwill and other intangible assets are impaired at each balance sheet date based on an evaluation of undiscounted projected operating cash flows through the remaining amortization period.

      INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under the asset and liability approach of SFAS No. 109, deferred income taxes are established for the tax effect of temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities and operating loss carryforwards using tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance, if any, is provided for deferred tax assets when it is believed to be more likely than not that the full amount of such assets may not be realized.

      FOREIGN CURRENCY TRANSLATION - The financial statements of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the reporting period. Translation adjustments are accumulated and included as a separate component of stockholders' equity.

      CONCENTRATIONS OF CREDIT RISK - The Company sells to customers primarily throughout the United States, while a smaller amount of foreign sales are made to customers primarily in the United Kingdom, Ireland and Canada. The Company does not require collateral on its trade receivables and while it believes its trade receivables will be collected, the Company anticipates that in the event of default it would follow normal collection procedures. Overall, the Company's credit risk related to its trade receivables is limited due to the broad range of products and the large number of customers, including both distributors and retailers, in differing geographic areas.

      USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, based on available facts and information, that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RESEARCH AND DEVELOPMENT EXPENSES - Research and development costs are expensed as incurred. During the year, the Company expensed $3,245 of such costs.

      ADVERTISING AND PROMOTIONAL EXPENSES - Costs related to the purchase of advertising media and promotional displays are deferred until the advertising occurs or the display units are shipped to customers. Any other advertising and promotional costs are expensed in the year incurred.

      PENSIONS AND OTHER EMPLOYEE BENEFITS - The Company has several defined benefit pension plans covering substantially all of its employees. The pension liability is determined in accordance with SFAS No. 87, "Employers' Accounting for Pensions." The Company also sponsors a defined contribution plan covering substantially all employees. Company contributions to these plans are based on a percentage of employee contributions.

      In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees, the cost of which is determined in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

      The Company provides certain other postemployment benefits to qualified former employees. The Company accounts for the cost of benefits to these former employees in accordance with SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

3.    INVENTORIES

      Inventories, by major classification, consisted of the following as of December 31, 1995:


Raw materials and supplies                                           $ 8,676
Work-in-process                                                          795
Finished goods                                                        16,459
                                                                     -------
Total                                                                $25,930
                                                                     =======



4.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment, by major classification, consisted of the following as of December 31, 1995:



Land and improvements                                                $ 2,614
Buildings and improvements                                            19,585
Machinery and equipment                                               30,214
Construction-in-progress                                               1,160
                                                                     -------
Total                                                                 53,573

Accumulated depreciation and amortization                             (6,300)
                                                                     -------
Total property, plant and equipment, net                             $47,273
                                                                     =======


5.    LEASES

      The Company leases certain facilities and equipment under operating lease arrangements which expire at various dates through the year 2005.

      Future minimum rental commitments under non-cancelable operating leases with an initial term of one year or more were as follows at December 31, 1995:

          1996                                                          $ 1,688
          1997                                                            1,408
          1998                                                            1,113
          1999                                                            1,096
          2000                                                              941
          Thereafter                                                      4,558
                                                                        --------
          Total minimum operating lease payments                        $ 10,804
                                                                        ========

      Total rental expense for the year ended December 31, 1995, amounted to approximately $1,441.

6.    LONG-TERM DEBT

      The following is a summary of long-term debt as of December 31, 1995:

Revolving credit loan                                               $         -
Term loan                                                                98,000
Subordinated debentures                                                 440,000
                                                                    -----------
                                                                        538,000

Less current maturities                                                   2,000
                                                                    -----------
Long-term debt                                                      $   536,000
                                                                    ===========

      The subordinated debentures were purchased by an investor group led by FL & Co. for $440,000. The subordinated debentures mature in three equal installments on November 30, 2005, 2006 and 2007. Interest is payable at 9.25% on May 31 and November 30 of each year.

      On November 30, 1994, TMHC and TMC entered into a credit agreement (the "Credit Agreement") with a consortium of banks that provides for borrowings by TMC of up to $200,000 which includes $100,000 in term loan commitments and $100,000 in revolving credit and letter of credit commitments.

      The $100,000 term loan matures on November 30, 2002 and is due in quarterly installments which commenced September 30, 1995.

      The revolving credit commitments, which allow for the extension of revolving credit loans and letters of credit up to an aggregate maximum of $100,000, expire on November 30, 2000. The available revolving credit commitments are reduced to $70,000 by December 31, 1999 by reductions of $5,000 on December 31, 1996 and 1997 and by reductions of $10,000 on December 31, 1998 and 1999. As of December 31, 1995, $1,850 in letters of credit were issued and outstanding, thereby reducing the revolving credit commitments available at December 31, 1995 to $98,150. As part of the revolving credit commitments, the Credit Agreement provides for up to $10,000 in swing line loans; however, at no time may the sum of the aggregate outstanding principal amount of the swing line loans and the aggregate extensions of revolving credit exceed $100,000.

      Borrowings made under the term loan and revolving credit commitments bear per annum interest at a rate based on: (i) the highest of three different rates ("ABR") as defined in the Credit Agreement or (ii) the Eurodollar rate, as defined in the Credit Agreement, in each case plus an applicable margin. Interest rate alternatives for the term loan are ABR plus 2% or the Eurodollar rate plus 3%. Interest rate alternatives for the revolving credit loan include a range of applicable margins determined based on financial ratios. The alternatives are ABR plus
      0.5% to 1.5% or the Eurodollar rate plus 1.5% to 2.5%. TMC is also required to pay a quarterly commitment fee which ranges from 0.375% to 0.500% based on the applicable margin for Eurodollar rate loans per annum on the average daily amount of unused revolving credit commitments. The interest rate applicable to borrowings outstanding as of December 31, 1995 was 8.69%.

      TMC, at its option, may prepay the revolving credit or term loans without penalty. Prepayments of the outstanding term loan principal, which may not be reborrowed, shall be applied initially to the installments scheduled to be paid during the subsequent twelve months, in the order that such installments are scheduled to be paid, and thereafter to the remaining installments on a pro rata basis. The Credit Agreement requires mandatory prepayments in the event that TMC receives aggregate cash proceeds from the issuance of debt obligations or certain asset sales in excess of $5,000. Such mandatory prepayments shall be applied first to reduce the outstanding term loan principal, in the order described above, and subsequently, if any remaining proceeds exist, to reduce outstanding revolving credit loans.

      The capital stock of TMC and a portion of the stock of TMC's direct subsidiaries are pledged as collateral for borrowings under the Credit Agreement. TMHC has guaranteed the obligations of TMC under the Credit Agreement.

      The Credit Agreement places limitations on the amount of additional indebtedness, extensions of credit, asset sales, dividends, capital expenditures and lease obligations which the Company may incur. In addition, the Credit Agreement specifies minimum levels of interest coverage and net worth that the Company must achieve. It is the opinion of management that these limitations or requirements will not significantly restrict the operations of the Company.

      The Company believes that it is not practicable to estimate the fair value of the subordinated debentures because of 1) the fact that they were issued in connection with the issuance of the original equity of the Company at the date of acquisition as an investment unit, 2) the related party nature of the securities, 3) the lack of comparable securities, and
      4) the lack of a credit rating of the Company by an established rating agency. The Company estimates that all other indebtedness, based on current interest rates and terms, approximates fair value.

      Interest and commitment fees of $51,234 were paid during the year ended December 31, 1995.

      Scheduled maturities of current and long-term debt during the next five years and thereafter are as follows:

1996                                                                 $  2,000
1997                                                                    2,000
1998                                                                    2,000
1999                                                                    2,000
2000                                                                   25,000
Thereafter                                                            505,000
                                                                     --------
Total                                                                $538,000
                                                                     ========

7.    INCOME TAXES

      The Company files a consolidated U.S. Federal income tax return for its domestic operations. State tax returns are filed on a consolidated, combined or separate basis depending on the applicable laws relating to the Company and its domestic subsidiaries.

      Taxes on income are based on earnings (loss) before taxes as follows:

Domestic                                                               $(10,733)
Foreign                                                                   1,177
                                                                       --------
Total                                                                  $ (9,556)
                                                                       ========




      The components of the provision are as follows:

Current:
  Federal                                                              $     -
  State and other                                                           16
  Foreign                                                                  282
                                                                       --------
                                                                           298
Deferred                                                                     -
                                                                       --------
Total taxes on income                                                  $   298
                                                                       ========


      The tax benefit calculated at the statutory Federal rate differs from the actual expense primarily due to not recognizing the benefits of net operating loss carryforwards, offset by the effect of state, local and foreign income taxes.

      In view of the short period of time during which the Company has been in existence and the taxable loss generated during such period, a degree of uncertainty exists regarding the Company's ability to generate taxable income sufficient to realize the tax benefit associated with future deductible temporary differences and net operating loss (NOL) carryforwards prior to their expiration. Accordingly, a full valuation allowance has been provided as an offset to the net deferred tax asset, which includes the operating loss carryforward. However, if the Company achieves sufficient profitability to utilize all or a portion of the deferred tax asset, the valuation allowance will be reduced.

      Deferred income taxes as of December 31, 1995 reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and as measured by tax laws, differences between the financial reporting and tax treatment of the Acquisition, and the effect of operating loss carryforwards. Deferred tax assets (liabilities) are as follows:

Tax effects of:
  Depreciation and amortization                                        $(13,442)
  Net Federal, state and foreign tax operating loss carryforwards        13,524
  Accruals not currently deductible for tax purposes                     15,685
                                                                       --------
Subtotal                                                                 15,767

Valuation allowance                                                     (15,767)
                                                                       --------
Net deferred tax asset                                                 $      -
                                                                       ========


      The Company, through the purchase of assets, will be entitled to deduct from its taxable income substantially all of the cost of the Acquisition, including goodwill, over the remaining useful tax lives of the acquired assets (15 years for intangible assets, including goodwill) for Federal income tax purposes.

      At December 31, 1995, the Company has a Federal NOL carryforward of $35,524 which will expire during the years 2009 through 2010. Additionally, there are approximately $24,600 of NOL carryforwards in U.S. state jurisdictions which will expire during the years 1997 through 2010.

      Foreign earnings of $738 are considered permanently invested outside the United States. Accordingly, U.S. income taxes have not been provided for such earnings. It is not practicable to determine the amount of unrecognized deferred taxes associated with such earnings.

      Income taxes paid during the year ended December 31, 1995 totaled $161.

8.    PENSION AND OTHER EMPLOYEE BENEFITS

      PENSION AND DEFINED CONTRIBUTION BENEFITS - The Company has several defined benefit pension plans covering substantially all of its employees. Pension benefits are based primarily on participants' compensation and years of credited service. The Company's policy is to fund its benefit plans to at least meet the minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA).

      The Company also sponsors unfunded supplemental executive retirement plans
      (SERP). These plans are nonqualified and provide certain key employees defined pension benefits which supplement those provided by the Company's other qualified retirement plans.

      The net periodic pension cost of these plans for the year ended December 31, 1995 includes the following components:

Service cost                                                 $ 2,043
Interest                                                       1,965
Return on plan assets                                         (1,587)
Amortization of unrecognized net loss                              3
                                                             --------
Net periodic pension cost                                    $ 2,424
                                                             =======

      The following schedule summarizes the funded status of the Company's pension plans and the related amounts that are recorded in the consolidated balance sheet:

                                                    PLANS FOR WHICH  PLANS FOR WHICH
                                                      ACCUMULATED     ASSETS EXCEED
                                                    BENEFITS EXCEED    ACCUMULATED
                                                       ASSETS           BENEFITS           TOTAL
Actuarial present value of benefit obligations:
  Vested benefits                                      $  9,305         $  6,896         $ 16,201
  Nonvested benefits                                      2,099               63            2,162
                                                       --------         --------         --------

Accumulated benefit obligation                         $ 11,404         $  6,959         $ 18,363
                                                       ========         ========         ========

Projected benefit obligation                           $ 16,408         $ 13,521         $ 29,929

Estimated plan assets at fair value                       7,051           11,556           18,607

Unrecognized net loss                                     3,682              721            4,403
                                                       --------         --------         --------

Unfunded accrued pension cost reflected
   in the consolidated balance sheet                   $ (5,675)        $ (1,244)        $ (6,919)
                                                       ========         ========         ========





      The actuarial assumptions used in developing the projected benefit obligation as of December 31, 1995 were as follows:

                                                          U.K. AND
                                                 U.S.      IRELAND     CANADA

Discount rate                                    7.25%       9.25%       9.25%
Rate of compensation increase                    4.50        7.50        6.00
Expected rate of return on plan assets           9.50        9.50        9.50


      The Company also sponsors a defined contribution plan covering substantially all U.S. employees. Company contributions to this plan are based on a percentage of employee contributions. The expense associated with this plan for the year ended December 31, 1995 totaled $481.

      Pursuant to the terms of the Acquisition, the Company will receive plan assets associated with its defined benefit and contribution plans from the seller. The amount of such assets to be transferred were estimated by the seller's and the Company's actuaries at the acquisition date and have been assumed to increase during 1995 at the above expected rate of return on plan assets in determining the Company's estimated accrued pension liability as of December 31, 1995.

      POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS - In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees. In accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the cost of such postretirement benefits is accrued during the years an employee provides service. Substantially all of the Company's U.S. employees become eligible for these benefits upon the attainment of 75 "points", defined as the sum of years of service and employee age, and certain minimum years of participation in the Company's medical plans.

      The net periodic postretirement benefit cost for the year ended December 31, 1995 includes the following components:

Service cost                                                              $  596
Interest cost                                                                528
Amortization of unrecognized net gain                                         (1)
                                                                          ------
Net periodic postretirement benefit cost                                  $1,123
                                                                          ======


      The amounts recognized in the Company's consolidated balance sheet at December 31, 1995 were as follows:

Accumulated postretirement benefit obligation:
  Retirees                                                                $1,123
  Fully eligible plan participants                                         1,261
  Other active plan participants                                           5,659
                                                                          ------

Accumulated postretirement benefit obligation                              8,043
Plan assets at fair value                                                      -
Unrecognized net loss                                                        762
                                                                          ------

Accrued postretirement benefit liability                                  $7,281
                                                                          ======


      The significant assumptions used in determining postretirement benefit cost and the accumulated postretirement benefit obligation were as follows:

                                                        U.K. AND
                                              U.S.       IRELAND     CANADA

Current year health care trend rate           9.75%      10.00%      11.00%
Ultimate health care trend rate               4.75        5.00        4.00
Discount rate                                 7.25        9.25        9.25


      A one percent increase in the annual health care trend rate would have increased the accumulated postretirement benefit obligation at December 31, 1995 by $1,899 as well as increased the postretirement expense in 1995 by $287. The Company expects to achieve the ultimate health care trend rate within six years.

      POSTEMPLOYMENT BENEFITS - The Company also provides certain postemployment benefits to former employees and their dependents during the time period following employment but before retirement. In accordance with SFAS No. 112, "Employers' Accounting for Postemployment Benefits," the Company accrues for certain benefits, including severance, medical and life coverage and disability health care coverage over an employee's service life. At December 31, 1995 the Company has accrued $167 for postemployment benefit costs.

9.    COMMITMENTS AND CONTINGENCIES

      In the ordinary course of business, the Company is involved in a variety of legal proceedings and claims, including product liability, personal injury and environmental matters, and is also subject to numerous national, state and local laws and regulations governing the manufacture, use, discharge and disposal of materials used in the Company's products. Although it is not possible to determine with certainty the ultimate disposition of any such legal proceedings or claims, or the effect which such current or future regulations could have on the Company's business, management does not believe that these matters will have a materially adverse effect on the Company's financial condition taken as a whole.

10.   CAPITAL STOCK

      At December 31, 1994, the capital stock of TMHC consisted of 185,000 authorized voting common shares, par value $0.01 per share, of which 165,000 shares were issued and outstanding. These outstanding shares were issued in connection with the Acquisition described in Note 1, to an investor group affiliated with FL & Co. for cash in the aggregate amount of $171,666. The proceeds from the sale of the shares were used to fund the Acquisition.

      During 1995, TMHC revised its capital structure to increase the aggregate authorized shares of capital stock to 205,000 shares, consisting of 180,000 shares of Class A Common Stock, par value $0.01 per share; 15,000 shares of Class B Common Stock, par value $0.01 per share; and 10,000 shares of Preferred Stock, par value $0.01 per share. The Class B Common Stock is non-voting, except in limited circumstances required by law; is subject to Class A share preference as to receipt of dividends and in liquidation; and the outstanding shares of Class B Common Stock are subject to subscription agreements which limit the transferability of the Class B Common Stock.

      In 1995, the Company's shareholders adopted a nonqualified stock option plan, Thompson Minwax Holding Corp. Employee Stock Option Plan, for key employees to purchase up to 1,750 shares of Class A Common Stock. During 1995, 1,120 options were granted to employees under this plan and remained outstanding as of December 31, 1995. Also in 1995, options to purchase a total of 700 shares of Class A Common Stock were granted to four outside directors of the Company. As of December 31, 1995, nonqualified options to purchase a total of 1,820 shares were outstanding, but not exercisable as of December 31, 1995. The employee and director options were granted with an exercise price of $1,040.40 per share, and such options expire in 2005.

      Also in 1995, senior management of the Company was provided an opportunity to purchase up to an aggregate of 15,000 shares of Class B Common Stock pursuant to The Thompson Minwax Equity Participation Program. As of December 31, 1995, 14,626 shares had been purchased under the program.

11.   SUBSEQUENT EVENT

      On November 22, 1996, the Company's shareholders entered into an agreement to sell all of the Company's outstanding common shares to The Sherwin-Williams Company for approximately $830,000, subject to agreed upon adjustments, less amounts due at the closing date relating to the Company's Credit Agreement, subordinated debentures, and option agreements. The sale is expected to occur in January 1997.

12.   RESTATEMENT

      Subsequent to the original issuance of the consolidated financial statements for the year ended December 31, 1995, the Company determined that the accounts payable balance as of December 31, 1995 was understated by $1,257. As a result, the accompanying financial statements have been restated from the amounts previously reported to reflect the proper recording of this liability. The effect of the restatement on the 1995 consolidated financial statements was to increase cost of goods sold and accounts payable by $1,257.

                                   * * * * * *

                        PRO FORMA FINANCIAL INFORMATION
                        -------------------------------

 THE SHERWIN-WILLIAMS COMPANY AND
 THOMPSON MINWAX HOLDING CORP.

         The following unaudited pro forma combined condensed balance sheet as of September 30, 1996 combines the historical consolidated balance sheet information of Sherwin-Williams and Thompson Minwax as if the acquisition were consummated at September 30, 1996. The unaudited pro forma combined condensed statements of income for the year ended December 31, 1995 and for the nine months ended September 30, 1996 combine the historical consolidated income statement information of Sherwin-Williams and Thompson Minwax as if the acquisition had been consummated on January 1 of each respective period. The unaudited pro forma combined condensed statement of income for the year ended December 31, 1995 also gives effect to Sherwin-Williams' acquisition of Pratt & Lambert United, Inc., which was consummated on January 8, 1996, as if the Pratt & Lambert United, Inc. acquisition had been consummated on January 1, 1995. Both transactions are being recorded under the purchase method of accounting after giving effect to the pro forma adjustments and assumptions described in the accompanying notes.

         The pro forma financial statements have been prepared by management of Sherwin-Williams based upon the historical information included herein and other financial information. These pro forma statements do not purport to be indicative of the results which would have occurred had the acquisition been made as of September 30, 1996 or on January 1 of each respective period or which may be expected to occur in the future. The pro forma statements should be read in conjunction with the financial statements and notes thereto included in the Annual Report on Form 10-K of Sherwin-Williams for the year ended December 31, 1995, in the Quarterly Report on Form 10-Q of Sherwin-Williams for the quarter ended September 30, 1996, and the consolidated financial statements of Pratt & Lambert United, Inc. which are contained in Sherwin-Williams' Current Reports on Form 8-K and 8-K/A dated January 8, 1996, all of which are incorporated herein by reference.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

THE SHERWIN-WILLIAMS COMPANY AND
THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES
Thousands of dollars

                                                                                    SEPTEMBER 30, 1996
                                                   -------------------------------------------------------------------------
                                                                                PRO FORMA ADJUSTMENTS (f)
                                                    SHERWIN-     THOMPSON    -------------------------------     PRO FORMA
                                                    WILLIAMS      MINWAX              DR             CR          COMBINED
                                                   -------------------------------------------------------------------------
ASSETS
Current assets
  Cash and cash equivalents                         $    6,194   $ 14,675    $                 $   14,675 (a)  $    6,194

  Short-term investments                                     0                                                          0
  Accounts receivable, less allowance                  584,023     39,999                                         624,022
  Finished Goods                                       476,538                                                    476,538
  Work-in-Process                                      103,978                                                    103,978
                                                     ----------                                                 ----------
  Total Inventories                                    580,516     31,251                                         611,767
  Other current assets                                 223,313      4,956                              33 (a)     228,236
--------------------------------------------------------------------------------------------------------------------------
         Total current assets                        1,394,046     90,881             0            14,708       1,470,219

Deferred pension assets                                245,244                                                    245,244
Investment in Thompson Minwax                                                   830,000 (b)       830,058 (e)           0
                                                                                     58 (d)
Other assets, including goodwill and deferred taxes    749,561    630,983       565,400 (e)       419,410 (c)   1,520,559
                                                                                                    5,976 (a)

Income tax receivable                                                                                                   0

Property, plant and equipment                        1,154,790
  Less allowances for depreciation and
    amortization                                       601,577
--------------------------------------------------------------------------------------------------------------------------
                                                       553,213     45,814                                         599,027
--------------------------------------------------------------------------------------------------------------------------
Total assets                                        $2,942,064   $767,678    $1,395,458        $1,270,151      $3,835,049
==========================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                                  $  367,522   $ 15,499    $                 $               $  383,021

  Short-term borrowings                                221,321                                    830,000 (b)   1,051,321

  Other current liabilities                            537,790     34,800        13,590 (a)            58 (d)     559,058
--------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                   1,126,633     50,299        13,590           830,058       1,993,400

Long-term debt                                         137,641    532,000       532,000 (a)                       137,641

Other long-term liabilities                            310,094     26,218                                         336,312

Shareholders' equity:
  Common stock, at par                                 101,508          2             2 (e)                       101,508
  Other capital                                        193,247    176,692       176,692 (e)                       193,247

  Retained earnings                                  1,387,214    (17,533)      419,410 (c)       524,906 (a)   1,387,214

  Cumulative foreign currency translation                                        87,963 (e)
    adjustment                                         (20,530)                                                   (20,530)
  Treasury stock, at cost                             (293,743)                                                  (293,743)
--------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                           1,367,696    159,161       684,067           524,906       1,367,696
--------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity          $2,942,064   $767,678    $1,229,657        $1,354,964      $3,835,049
==========================================================================================================================


(a)  Remove net assets related to financing of Thompson Minwax.

(b)  Establish investment and record debt incurred to finance the acquisition.

(c)  Eliminate goodwill previously recorded by Thompson Minwax.

(d)  Record direct costs of acquisition.

(e) Eliminate investment and record initial goodwill based upon purchase price less net book value of assets acquired.

(f) All assets and liabilities are included at Thompson Minwax' historical values. Sherwin-Williams will obtain fair market values for these assets and liabilities to be used as the basis for establishing the opening balance sheet values for the net assets. These fair market values will not be available for several months.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

THE SHERWIN-WILLIAMS COMPANY AND
THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES

Thousands of dollars, except per share data

                                                               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                 -------------------------------------------------------------------------
                                                                                PRO FORMA ADJUSTMENTS (g)
                                                  SHERWIN-        THOMPSON      -------------------------     PRO FORMA
                                                  WILLIAMS        MINWAX          DR              CR          COMBINED
--------------------------------------------------------------------------------------------------------------------------
Net sales                                         $3,174,035     $288,370     $              $              $3,462,405

Costs and expenses:
    Cost of goods sold                             1,874,324      102,584                                    1,976,908
    Selling, general and administrative expenses     968,354      143,877      10,601 (b)      8,242 (a)     1,114,591
    Interest expense (income)                         14,179       37,929      43,575 (d)     37,929 (c)        60,716
                                                                                2,962 (e)
    Other                                              5,629          107                                        5,736
-----------------------------------------------------------------------------------------------------------------------
                                                   2,862,486      284,497      57,137         46,171         3,157,951
-----------------------------------------------------------------------------------------------------------------------

Income before income taxes                           311,549        3,873                                      304,454

Income taxes                                         121,504          503                      3,013 (f)       118,994
-----------------------------------------------------------------------------------------------------------------------

Net income                                        $  190,045     $  3,370                                   $  185,460
=======================================================================================================================

Net income per share                              $     2.20                                                $     2.15
=======================================================================================================================


Average shares outstanding (in thousands)             86,359                                                    86,359


(a)  Remove goodwill amortization of Thompson Minwax related to L&F Products,
     Inc.

(b) Record amortization of excess of purchase price over acquired net assets, based on an estimated life of 40 years. Such amortization expense is subject to possible adjustment upon completion of Thompson Minwax appraisal valuation.

(c)  Remove interest expense of Thompson Minwax.

(d) Record additional estimated interest expense resulting from the use of debt to finance the acquisition.

(e)  Remove interest income earned on short-term investments.

(f) Record tax effect, using a 35% statutory federal rate, on the net pro forma adjustments.

(g) Sherwin-Williams expects to achieve certain synergies in relation to the business combination. Such synergies have not been directly identified, and thus are not included in the above pro forma adjustments.


           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

THE SHERWIN-WILLIAMS COMPANY AND
PRATT & LAMBERT UNITED, INC. AND
THOMPSON MINWAX HOLDING CORP. AND SUBSIDIARIES

Thousands of dollars, except per share data                                   FOR THE YEAR ENDED DECEMBER 31, 1995
                                                  --------------------------------------------------------------------------------
                                                                 PRO FORMA                    PRO FORMA ADJUSTMENTS (i)
                                                  SHERWIN-       PRATT &      THOMPSON        -------------------------  PRO FORMA
                                                  WILLIAMS       LAMBERT        MINWAX         DR             CR         COMBINED
----------------------------------------------------------------------------------------------------------------------------------
Net sales                                         $3,273,819     $396,362     $ 367,710     $              $            $4,037,891

Costs and expenses:
    Cost of goods sold                             1,877,083      291,891       137,934                                  2,306,908
    Selling, general and administrative expenses   1,075,442       83,031       170,212       23,317 (b)    13,394 (a)   1,340,458
                                                                                               1,380 (f)
                                                                                                 470 (g)
    Interest expense (income)                         (8,986)       6,291        52,156       80,293 (d)    65,180 (c)      73,592
                                                                        0                      9,018 (e)
    Other                                             11,782         (137)       16,964                                     28,609
-----------------------------------------------------------------------------------------------------------------------------------
                                                   2,955,321      381,076       377,266      114,477        78,574       3,749,567
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                           318,498       15,286        (9,556)                                   288,324

Income taxes                                         117,844        8,100           298                      9,093 (h)     117,149
-----------------------------------------------------------------------------------------------------------------------------------

Net income                                        $  200,654     $  7,186     $  (9,854)                                $  171,175
===================================================================================================================================

Net income per share                              $     2.34                                                            $     2.00
===================================================================================================================================


Average shares outstanding (in thousands)             85,743                                                                85,743


(a) Remove goodwill amortization of Pratt & Lambert related to United Coatings, Inc. and goodwill amortization of Thompson Minwax related to L&F Products, Inc.

(b) Record amortization of excess of purchase price over acquired net assets, based on an estimated life of 40 years. Such amortization expense is subject to possible adjustment upon completion of Thompson Minwax appraisal valuation.

(c)  Remove interest expense of Pratt & Lambert and Thompson Minwax.

(d) Record additional estimated interest expense resulting from the use of debt to finance the acquisitions.

(e)  Remove interest income earned on short-term investments.

(f) Record additional estimated depreciation expense due to write-up of Pratt & Lambert fixed assets. Such depreciation expense is subject to possible additional adjustment upon completion of Thompson Minwax appraisal valuation.

(g) Record amortization expense of Pratt & Lambert identified trademarks. Such amortization expense is subject to additional adjustment upon completion of Thompson Minwax appraisal valuation.

(h) Record tax effect, using a 35% statutory federal rate, on the net pro forma adjustments.

(i) Sherwin-Williams expects to achieve certain synergies in relation to the business combination. Such synergies have not been directly identified, and thus are not included in the above pro forma adjustments.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE SHERWIN-WILLIAMS COMPANY



January 22, 1997                   By:  /s/ L.E. Stellato
                                      -------------------------------------
                                        L.E. Stellato
                                        Vice President, General Counsel and
                                        Secretary

                                  EXHIBIT INDEX
                                  -------------


 EXHIBIT NO.                       EXHIBIT DESCRIPTION
 -----------                       -------------------


     2 Stock Purchase Agreement, dated November 22, 1996, among Sherwin-Williams, Silver Acquisition Corp., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - V, L.P., MTF Partners, L.P. and certain individual shareholders who are signatories thereto. (Schedules and Exhibits to the Stock Purchase Agreement have been omitted pursuant to Rule 601(b)(2) of Regulation S-K. Sherwin-Williams agrees to furnish to the Securities and Exchange Commission, upon its request, any or all such omitted Schedules and Exhibits.) (filed herewith).

     23 Consent of Deloitte & Touche LLP as independent auditors dated January 20, 1997 (filed herewith).

     99.1 Five Year Revolving Credit Agreement, dated January 3, 1997, between Sherwin-Williams, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the financial institutions which are signatories thereto (filed herewith).

     99.2 364-Day Revolving Credit Agreement, dated January 3, 1997, between Sherwin-Williams, Texas Commerce Bank National Association, as Administrative Agent, The Chase Manhattan Bank, as Competitive Advance Facility Agent, and the financial institutions which are signatories thereto (filed herewith).


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